    As filed with the Securities and Exchange Commission on May 8, 2000
                                                  Registration No. 333-35252
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------
                                Amendment No. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------
                            SOUTHWEST WATER COMPANY
            (Exact name of Registrant as specified in its charter)


           Delaware                                      95-1840947
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                     225 North Barranca Avenue, Suite 200
                      West Covina, California 91791-1605
                                (626) 915-1551
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               Peter J. Moerbeek
                            Chief Financial Officer
                     225 North Barranca Avenue, Suite 200
                      West Covina, California 91791-1605
                                (626) 915-1551
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------

                                   Copy to:

                               James W. Daniels
                               Latham & Watkins
                       650 Town Center Drive, 20th Floor
                         Costa Mesa, California  92626
                                (714) 540-1235
                            -----------------------
Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     P R O S P E C T U S




                                158,917 SHARES

                            SOUTHWEST WATER COMPANY

                                 COMMON STOCK

                        ______________________________

         This prospectus relates to the offer and sale from time to time of up to 158,917 shares (the "Offered Shares") of our common stock, par value $.01 per share, by one of our stockholders, the Trust Agreement dated December 30, 1957 (the "Trust"), pursuant to the Utility Employees' Retirement Plan (the "Plan"). We will not receive any of the proceeds from the sale of the Offered Shares by the Trust. See "Plan of Distribution."

          Our Common Stock is listed on the Nasdaq National Market under the symbol "SWWC." On May 3, 2000, the last reported sales price of our Common Stock on the Nasdaq National Market was $12.00 per share.

          See "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is incorporated by reference into this prospectus, for certain relevant factors to consider before making an investment in our Common Stock.



                        _______________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
     THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.   ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                      __________________________________





                  THE DATE OF THIS PROSPECTUS IS MAY 8, 2000

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any materials we file with the SEC at the SEC's Public Reference Rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is "http://www.sec.gov." You also may inspect copies of these materials and other information about us at the Nasdaq National Market, 33 Whitehall Street, New York, New York 10004.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we will file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before the termination of the offering of the Offered Shares under this prospectus:

          . Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          . Proxy Statement for Annual Meeting of Stockholders to be held on May 23, 2000; and

          . The description of our Common Stock contained in our Registration Statement on Form 8-B (File No. 0-8176) filed with the Commission on July 7, 1988, including any subsequently filed amendments and reports updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                    Southwest Water Company
                    225 North Barranca Avenue, Suite 200
                    West Covina, California 91791-1605
                    Attention:  Secretary
                    Telephone number: (626) 915-1551

    This prospectus is part of a registration statement we filed with the SEC. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC; therefore, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement filed on Form S-3 (No. 333-35252), including its exhibits and schedules. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                           FORWARD-LOOKING STATEMENTS

     In addition to historical information, we have made forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus, such as those pertaining to our capital resources and performance of our operations. "Forward-looking statements" are projections, plans, objectives or assumptions about us. Forward-looking statements involve numerous risks and uncertainties, and you should not place undue reliance on these statements since there can be no assurance that the events or circumstances reflected in these statements will actually occur. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative thereof or other variations thereof or comparable terminology or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect, imprecise and incapable of being realized. The following factors, among others set forth in our filings with the Securities and Exchange Commission or in our press releases, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

          .  seasonal temperature and rainfall variations;

          .  prices charged for water supply and other supplies;

          . government regulation and requirements concerning the water supply and wastewater treatment;

          . ability to obtain favorable contract terms and to negotiate new contracts;

          .  financing capital expenditures;

          .  risks related to natural disasters;

          .  increased interest rates and operating costs;

          . failure to obtain necessary regulatory approvals for expansion or rate increases; and

          .  failure to effectively and efficiently manage operations.

     Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update forward-looking statements.

                                  THE COMPANY

     We are engaged in the business of managing all aspects of water and wastewater systems, and providing these services to more than three-quarters of a million people located throughout the States of California, New Mexico, Texas and Mississippi. Through our wholly owned subsidiary, ECO Resources, Inc. ("ECO"), we operate and manage water and wastewater treatment facilities owned by cities, municipal utility districts and private entities and, through two other subsidiaries, Suburban Water Systems ("Suburban") and New Mexico Utilities, Inc. ("NMUI"), we operate and manage regulated water utility operations. In April 2000, we acquired an 80% interest in Master Tek International, Inc. ("MTI"), a company which provides water and wastewater meters, related equipment and services. We also own an interest in Windermere Utility Company, a small regulated water utility located near Austin, Texas and interests in Inland Pacific Water Company and Inland Pacific Development Company, two entities cooperatively seeking to finance, develop, acquire, lease, manage and operate water and wastewater projects, with a primary geographic emphasis on the Inland Empire region of Southern California and the State of Nevada.

ECO Resources, Inc.

     ECO provides contract water and wastewater operations and maintenance services in Texas, Mississippi, New Mexico and California. ECO's services include facility equipment maintenance and repair, sewer pipeline cleaning, water and wastewater operations, billing and collection services and state-certified laboratory analysis. As a contract operator, ECO does not own any of the water sources, water production facilities, water distribution systems, wastewater collection systems or wastewater treatment facilities that it operates for its clients. ECO has two distinct types of contractual relationships: time and material contracts primarily with municipal utility districts and fixed fee operations and maintenance contracts.

Suburban Water Systems

     Suburban is a regulated public water utility that produces and supplies water for residential, business, industrial and public authority use, and for private and public fire protection service under the jurisdiction of the California Public Utilities Commission. Suburban's service area contains a population of approximately 250,000 people within Los Angeles and Orange Counties, California. Suburban owns 14 active wells that pump water from two of the major groundwater basins in the Southern California coastal watershed. Suburban also purchases water from two mutual water companies that also produce their water from one of the basins.

New Mexico Utilities, Inc.

     NMUI is a regulated public water utility that provides water supply and sewage collection services for residential, commercial, irrigation and fire protection customers under the jurisdiction of the New Mexico Public Regulation Commission. NMUI's service area contains a population of approximately 26,000 people within the northwest portion of the City of Albuquerque, New Mexico and the northern portion of Bernalillo County, New Mexico. NMUI owns four wells and three reservoirs. NMUI's wells produce water from the Rio Grande Underground Basin.

Master Tek International, Inc.

     MTI manufactures, sells, installs and services meters, sub-meters and their related components, including data acquisition, data storage, and data transmission devices, to or on behalf of water and wastewater utilities and multi-family properties owned by Real Estate Investment Trusts (REITs), private investors, real estate developers, land owners and others. MTI also provides billing and collection services and automated remote and manual meter reading to these entities. MTI's principal office is located in Denver, Colorado.

     Our principal offices are located at 225 North Barranca Avenue, Suite 200, West Covina, California 91791-1605. Our telephone number is (626) 951-1551.


                                USE OF PROCEEDS

     All net proceeds from the sale of the Offered Shares will go to the Trust, for the benefit of the Plan, which may offer and sell its Offered Shares. We will not receive any of the proceeds from the sale of the Offered Shares.

                              SELLING STOCKHOLDER

     The following table sets forth certain information as of the date of this prospectus with respect to the ownership of the Offered Shares by the Trust. The table identifies the number of shares of Common Stock owned by the Trust as of May 3, 2000, which represents the maximum number of shares of Common Stock that may be sold by the Trust with this prospectus, and the number of shares of Common Stock that will be owned by the Trust after completion of the offering (assuming the sale of all of the Offered Shares by the Trust).

     The Trust was established pursuant to the Utility Employees' Retirement Plan, currently for the benefit of the employees of Southwest Water Company, Suburban Water Systems, New Mexico Utilities, Inc., and East Pasadena Water Company. The Trust may be considered an affiliate of us. The provisions of the Trust, allow us to appoint and remove the trustees of the Trust (the "Trustees"). In addition, each of the six Trustees and the Plan Administrator and Assistant Plan Administrator are employed by us or an affiliate company.

                                                                                        Number of
                                                                                      Shares Owned
                                                               Number of Shares           as a          Shares
                                                                Owned Prior to        Percentage of     Owned
                                                               the Offering and            the          After
                                                              Being Offered under     Outstanding        the
Selling Stockholder                                           this Prospectus(1)      Common Stock     Offering
-------------------                                           --------------------------------------------------
The Trust Agreement dated
 December 30, 1957 pursuant to                                      158,917                2.45%              0
 the Utility Employees'
 Retirement Plan

___________________

(1)  Based on information available to us on May 3, 2000.


                              PLAN OF DISTRIBUTION

     This prospectus relates to the offer and sale from time to time by the Trust of up to 158,917 shares of Common Stock. We are registering the offer and sale of the Offered Shares by the Trust, but our registration of the shares does not necessarily mean that any of the Offered Shares will be offered or sold by the Trust. We will not receive any proceeds from the sale of the Offered Shares by the Trust. All costs, expenses and fees in connection with the registration of these Offered Shares will be borne by the Trust.

     The Offered Shares may be offered and sold at various times by the Trust. The Trustees will act independently of us in making decisions with respect to these Offered Shares and may offer the Trust's Offered Shares in one or more of the following transactions:

     .  on the Nasdaq National Market;

     .  in the over-the-counter market;

     . in transactions other than on such exchanges or in the over-the-counter market;

     .  in brokerage transactions;

     .  in block trades;

     .  through put or call options;

     .  in privately negotiated transactions;

     .  in connection with short sales of the Offered Shares;

     .  by pledge to secure debts and other obligations;

     . in open market sales in reliance upon Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

     . in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     .  in a combination of any of the above transactions.

     The Trustees may sell the Trust's Offered Shares at market prices prevailing at the time of sale, at prices related or unrelated to such prevailing market prices, at negotiated prices or at fixed prices. The Trustees reserve the sole right to accept and, together with any agent of the Trust, to reject in whole or in part any proposed purchase of the Offered Shares.

     The Offered Shares may be sold from time to time to purchasers directly by the Trust or through underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Trust and/or the purchasers of Offered Shares for whom they may act as an agent (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Trustees have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Offered Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Offered Shares by the Trust. The Trust and any dealers or agents that participate in the distribution of the Offered Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any profit on the sale of the Offered Shares by them and any commissions received by any dealers or agents might be deemed to be underwriting commissions under the Securities Act.

     Because the Trust may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Trust will be subject to the prospectus delivery requirements of the Securities Act. The Company has informed the Trustees that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended, may apply to their sales in the market.

     At a time any particular offer of Offered Shares is made by the Trust, a supplement to this prospectus, if required, will be distributed setting forth the name and names of any dealers or agents and any commissions and other terms constituting compensation from the Trust and any other required information.

                                    EXPERTS

     Our consolidated financial statements and related schedules, which are incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1999, have been so included in reliance on the reports of KPMG LLP, independent auditors, incorporated by reference, upon the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     Certain legal matters, including the validity of the Offered Shares offered hereby, will be passed upon for us by Latham & Watkins.

===============================================================================
     We have not authorized any person to make a statement that differs from what is contained in this prospectus. If any person does make a statement that differs from what is contained in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.






                                158,917 SHARES


                            SOUTHWEST WATER COMPANY

                                 COMMON STOCK



                              ___________________
                                  PROSPECTUS
                              ___________________










                                  May 8, 2000



===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by the Trust in connection with the issuance and distribution of the securities being registered (all amounts are estimated except the SEC registration fee). We will not incur any expenses in connection with the offer and sale of the Offered Shares by the Trust.

         SEC Registration Fee...................   $   449
         Legal Fees and expenses................    10,000
         Miscellaneous..........................     5,000
                                                   -------
              TOTAL.............................   $15,449

Item 15.  Indemnification of Directors and Officers.

Statutory Provisions


     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of a fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase or obtaining an improper personal benefit.

     Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

     Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the DGCL. The indemnification provided by the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company's Certificate of Incorporation and Bylaws

     Our Certificate of Incorporation limits our directors' liability for monetary damages to us and our stockholders for breaches of fiduciary duty except under the circumstances outlined in Section 102(b)(7) of the DGCL as described above under "Statutory Provisions."

     Our Bylaws extend indemnification rights to the fullest extent authorized by the DGCL to directors and officers involved in any action, suit or proceeding where the basis of such involvement is such persons' alleged action in an official capacity or in another capacity while serving as a director or officer of our Company. Our Bylaws also permit us to maintain insurance to protect ourselves and any of our directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not we would have the power to indemnify the person under the DGCL. Our Bylaws also authorize us to enter into a contract with any of our directors, officers, employees or agents providing for indemnification rights equivalent to or, if our Board of Directors so determines, greater than, those provided for in our Bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy and therefore unenforceable.

Item 16.  Exhibits and Financial Statement Schedules.

          (a)  Exhibits.

Exhibit
  No.                                  Description
-------                                -----------
  4.1     Stockholder's Rights Plan dated April 6, 1998 (incorporated by reference to our From 8-K filed with the SEC on April 23, 1998)
  5.1     Opinion and consent of Latham & Watkins
 23.1     Consent of Latham & Watkins (included as part of Exhibit 5.1)
 23.2     Consent of KPMG LLP
 24.1     Power of Attorney (included on signature page)*

     * Previously filed.

    All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Covina, California on the 5th day of May, 2000.

                                         Southwest Water Company



                                         /s/   Anton C. Garnier
                                         ----------------------
                                         Anton C. Garnier
                                         President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on May 5, 2000.

                 Signature                                              Title
                 ---------                                              -----
/s/     *                                      President and Chief Executive Officer, Director
--------------------------------------------   (Chief Executive Officer)
Anton C. Garnier

/s/     *                                      Chief Financial Officer
--------------------------------------------   (Principal Financial and Accounting Officer)
Peter J. Moerbeek

/s/     *                                      Director
--------------------------------------------
H. Frederick Christie

/s/     *                                      Director
--------------------------------------------
Monroe Harris

/s/     *                                      Director
--------------------------------------------
Donovan D. Huennekens

/s/     *                                      Director
--------------------------------------------
Richard Kelton

/s/     *                                      Director
--------------------------------------------
Maureen A. Kindel

/s/     *                                      Director
--------------------------------------------
Richard G. Newman


* By:  /s/ Peter J. Moerbeek
     ---------------------------------------
       Peter J. Moerbeek
       Attorney-in-fact

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